Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Mark S. Zelermyer
March 23, 2006	617-292-9750
mark.zelermyer@fhlbboston.com

FEDERAL HOME LOAN BANK OF BOSTON ANNOUNCES BOARD CHANGES

BOSTON — The Federal Home Loan Bank of Boston (the Bank) announced that Charles F. Frosch will resign his position as director of the Bank effective April 1, 2006. Mr. Frosch has served as a director of the Bank since January 1, 1998. His resignation coincides with his upcoming retirement from his position as chief executive officer of Union Savings Bank, of Danbury, Connecticut, on March 31.

The board of directors appointed R. David Rosato to fill the vacancy created by Mr. Frosch’s resignation. His term will commence on April 20 and expire on December 31, 2006. Mr. Rosato serves as senior vice president and treasurer of Webster Bank, N.A., of Waterbury, Connecticut, a position he has held since 1999. In addition, Mr. Rosato serves as senior vice president and treasurer of Webster Financial Corporation.

###

Federal Home Loan Bank of Boston	111 Huntington Avenue	Boston, MA 02199	617-292-9600	FAX: 617-292-9645

www.fhlbboston.com